                                                                    Exhibit 99.1

(1)  Shares of common stock, par value $0.01 (the "Common Stock"), of Dex Media,
     Inc.  beneficially  owned  by TCG  Holdings,  L.L.C.,  a  Delaware  limited liability company ("TCG"). Carlyle Partners III, L.P., CP III Coinvestment,
     L.P.,  Carlyle-Dex  Partners L.P.,  Carlyle-Dex Partners II L.P. (together, the "Carlyle  Funds") and Carlyle High Yield  Partners,  L.P.  collectively directly hold 39,017,809 shares of Common Stock.

     Carlyle  Partners  III, L.P.  directly  holds  24,519,997  shares of Common
     Stock. CP III  Coinvestment,  L.P.  directly holds 862,083 shares of Common
     Stock.  Carlyle-Dex Partners L.P. directly holds 5,259,182 shares of Common
     Stock.  Carlyle-Dex  Partners II L.P.  directly holds  7,170,059  shares of
     Common Stock.

     TC Group,  L.L.C.  exercises  investment  discretion  and control  over the shares  directly  held by each of the Carlyle  Funds  through its  indirect subsidiary TC Group III, L.P., which is the sole general partner of each of the Carlyle Funds.  TC Group,  L.L.C. is the sole managing member of the TC
     Group III, L.L.C., which is the sole general partner of TC Group III, L.P.

     Carlyle High Yield Partners, L.P. directly holds 1,206,488 shares of Common
     Stock.

     TC Group,  L.L.C.  exercises  investment  discretion  and control  over the shares  directly  held by Carlyle  High Yield  Partners,  L.P.  through its indirect  subsidiary  TCG High  Yield,  L.L.C.,  which is the sole  general partner of Carlyle High Yield Partners,  L.P. TC Group,  L.L.C. is the sole managing member of TCG High Yield Holdings, L.L.C. TCG High Yield Holdings,
     L.L.C. is the managing member of TCG High Yield, L.L.C.

     TCG is the sole managing member of TC Group, L.L.C., and, in such capacity, exercises investment discretion and control of the shares beneficially owned by TC Group, L.L.C. TCG is managed by a three-person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board.

     William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the
     managing members of TCG, may be deemed to share beneficial ownership of the shares  shown as  beneficially  owned by TCG.  Such persons  disclaim  such beneficial ownership.